ADVISORY  AGREEMENT
    This ADVISORY AGREEMENT ("Agreement") is made this 1st day of April, 2016, by and between Legg Mason Partners Fund
Advisor, LLC, a Delaware limited liability company (the "Manager"), and QS Investors, LLC, a Delaware limited liability company (the "Adviser").
     WHEREAS, the Manager has been retained by Legg Mason Global Asset Management Trust (the "Trust"), a Maryland business trust registered as a management investment company under the
Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory, management, and administrative services to the Trust with respect to a series of the Trust; and
    WHEREAS, the Manager wishes to engage the Adviser to provide certain investment advisory services to the Trust with respect to the series of the Trust designated in Schedule A annexed
hereto (the "Fund") and the Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;
    NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:
     1.	In accordance with and subject to the Management Agreement
between the Trust and the Manager with respect to the Fund (the "Management Agreement"), the Manager hereby appoints the Adviser to act as investment adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
    2.	The Manager shall cause the Adviser to be kept fully
informed at all times with regard to the securities owned by the Fund, the funds available, or to become available, for investment, and generally as to the condition of the Fund's affairs. The Manager shall furnish the Adviser with such documents and information with regard to the Fund's affairs as the Adviser may from time to time reasonably request.
     3.	(a) Subject to the supervision of the Trust's Board of
Trustees (the "Board") and the Manager, the Adviser shall regularly provide the Fund, with respect to such portion of the Fund's assets as shall be allocated to the Adviser by the Manager from time to time (the "Allocated Assets"), with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund's investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information. The Adviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust's Declaration of Trust and By-Laws (collectively, the "Governing Documents"), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund, and any other specific policies adopted by the Board and disclosed to the Adviser. The Adviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund and any sub-custodian or prime broker as to deliveries of securities and other investments and payments of cash in respect of securities transactions or cash margin calls for the account of the Fund. Subject to applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder, the investment program to be provided hereunder may entail the investment of any or all of the assets of the Fund in one or more investment companies. The Adviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. Inconnection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) to the
Fund and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction ifthe Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Adviser's authority regarding the
execution of the Fund's portfolio transactions provided herein.
The Adviser shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. The Adviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Adviser believes are appropriate or desirable in performing its duties under this Agreement.
    (b)	Subject to the supervision of the Board and the Manager and
the provisions of Paragraph 3(a) above, the Adviser shall assess the Fund's investment focus and make and implement decisions with respect to the allocation and reallocation of the Fund's assets among one or more investment subadvisers from time to time, as the Adviser deems appropriate, in an effort to  enable the Fund to achieve its investment goals. Inaddition, the Adviser will monitor compliance of each investment subadviser with the investment objectives, policies and restrictions of the Fund (or portion of the Fund) under the management of such investment subadviser, and review and report to the Board on the performance of each investment subadviser. The Adviser shall also perform such other functions of management and supervision as may be requested by the Manager and agreed to by the Adviser.
    (c)	Subject to the supervision of the Board and the Manager,
the Adviser also shall provide the investment advisory services described in Paragraph 3(a) for a portion of the Fund's assets,


as described in the Fund's current Prospectus and Statement of Additional Information (the "QS Investors Portfolio").
    (d)	Subject to the supervision of the Board and the Manager,
the Adviser also shall provide management services to Real
Return Fund Ltd., a wholly-owned subsidiary of the Fund, pursuant to the terms of the contract attached as Appendix A.
     (e)The Fund hereby authorizes any entity or person associated with the Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section l l (a) of the Exchange Act and Rule l la2- 2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule l la2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Adviser agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Adviser or its affiliates, except in each case as permitted by the 1940 Act and the rules and regulations promulgated thereunder and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Adviser and its directors and officers.

    4.	(a) With respect to the Fund, the Adviser must enter into a
contract ("Investment Subadvisory Agreement") with the Manager and one or more investment subadvisers, including without limitation, affiliates of the Adviser, in which the Adviser delegates to such investment subadviser(s) all of its duties specified in Paragraph 3(a) hereunder with respect to the Allocated Assets that are not part of the QS Investors Portfolio, on such terms as the Adviser will determine to be necessary, desirable or appropriate, provided that in each case the Adviser shall supervise the activities of each such subadviser, that such delegation will not relieve the Adviser of any of its duties or obligations under this Agreement and further provided that such subadviser is subject to all the conditions to which the Adviser is subject hereunder in connection with the delegated duties and that such contracts impose on such investment subadviser(s) all the conditions to which the Adviser is subject hereunder in connection with the delegated duties and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act and the rules and regulations promulgated thereunder. In the event that an Investment Subadvisory Agreement with an investment subadviser is terminated, the Adviser will seek to allocate any assets under the day-to-day management of such investment subadviser to another investment subadviser. Subject to any duties it may have under applicable law, the Adviser does not intend at any time to provide day-to-day portfolio management services with respect to any assets of the Fund that are not part of the QS Investors
Portfolio. In addition, the Adviser may delegate to any other one or more companies that the Adviser controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain other of the Adviser's duties under this Agreement, provided in each case the Adviser will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Adviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are


083/ 200690915.2


entered into in accordance with and meet all applicable requirements of the 1940 Act and the rules and regulations promulgated thereunder.
     (b) Subject to the approval of the Manager, the Adviser may enter into or assent to contracts between any investment subadviser contracted under Paragraph 4(a) ("First Tier Subadviser")
and one or more investment subadvisers, including without limitation, affiliates of the Manager, Adviser and First Tier Subadviser, in which the First Tier Subadviser delegates to such investment subadvisers any or all of its duties, on such terms as the First Tier Subadviser will determine to be necessary, desirable or appropriate, provided that in each case the First Tier Subadviser shall supervise the activities of each such subadviser, that such delegation will not relieve the Adviser of any of its duties or obligations under this Agreement and further provided that such contracts impose on such investment subadviser all the conditions to which the Adviser is subject hereunder in connection with the delegated duties and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act and the rules and regulations promulgated thereunder.
    5.	The Adviser agrees that it will keep records relating to
its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 3 la-3 under the 1940 Act, the Adviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to arrange for the preservation of  the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 3 la-2 under the 1940 Act.
    6.	(a) The Adviser, at its expense, shall supply the Board,
the officers of the Trust, and the Manager with all information and reports reasonably required by them and reasonably available to the Adviser relating to the services provided by the Adviser hereunder.
    (b) The Adviser shall bear all expenses, and shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund's securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing summary prospectuses, prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and

083/ 200690915.2


employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.

    7.	No member of the Board, officer or employee of the Trust
or the Fund shall receive from the Trust or the Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Adviser or any affiliated company of the Adviser, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Adviser's or any affiliated company's staff.

    8.	As compensation for the services performed by the Adviser,
including the services of any consultants retained by the
Adviser, the Manager shall pay the Adviser as promptly as
possible after the last day of each month, a fee, computed
daily at an annual rate set forth on Schedule A annexed hereto.
The first payment of the fee shall be made as promptly as
possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Adviser for all services prior to that date. Ifthis Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after
such date of termination, shall be based on the portion of the average daily net assets of the Fund comprising the Allocated Assets in that period from the beginning of such month to such date of termination, and shall be prorated according to the
ratio that the number  of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
    9.	The Adviser assumes no responsibility under this Agreement
other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this
Agreement shall protect the Adviser against any liability to the Manager or the Fund or the Fund's shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 9, the term "Adviser" shall include any affiliates of the Adviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Adviser and such affiliates.
   10.	Nothing in this Agreement shall limit or restrict the right
of any director, officer, or employee of the Adviser who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. Ifthe purchase or sale of securities consistent with


083/ 200690915.2


the investment policies of the Fund or one or more other accounts of the Adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Adviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Adviser's policies and procedures as presented to the Board from time to time.

   11.	For the purposes of this Agreement, the Fund's "net
assets" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information and
the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings
given to them by Section 2(a) of the 1940 Act, subject to such modifications or exemptions as may be granted by the SEC by any rule, regulation or order.
   12.	This Agreement replaces an agreement, originally effective
as of February 26, 2010 (the "Original Effective Date"), between the Manager and a predecessor in interest to the Adviser. This Agreement will become effective with respect to the Fund on the date set forth under the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the Board, including the separate vote of a majority of the Board members who are not interested persons of any party to this Agreement, and, if so required by the 1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. It is intended that each such annual approval of continuance of this Agreement occur by the anniversary of the Original Effective Date, except as may otherwise be permitted in accordance with applicable law.
   13.	This Agreement is terminable with respect to the Fund
without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Adviser, or by the Adviser upon not less than 90 days' written notice to the Fund and the Manager, and will be terminated upon the mutual written consent of the Manager and the Adviser. This Agreement shall terminate automatically in the event of its assignment by the Adviser and shall not be assignable by the Manager without the consent of the Adviser.
   14.	The Adviser agrees that for any claim by it against the
Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
   15.	No provision of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.

083/ 200690915.2


   16.	This Agreement, and any supplemental terms contained on
Annex I hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
   17.	This Agreement shall be construed and the provisions
thereof interpreted under and in accordance with the laws of the State of New York.









































083/ 200690915.2


    IN WI1NESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.




Title: President



QS

By:-*-f.;.::1'4-
Name: Scott
Rouse Title:
Business Manager



The foregoing is acknowledged:
    The undersigned officer of the Trust has executed this Agreement not individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Subadviser.




Title: President










DBJ/ 200690915 .2


7


ANNEX I
Not applicable.


SCHEDULE A

QS Strategic Real
Return Fund Date:
April 1, 2016
Fee: 0.20% of the Fund's average daily net assets


APPENDIX A

[Cayman Subsidiary Management Agreement]